Alexander & Baldwin, Inc. Reports Second Quarter 2025 Results

HONOLULU, (July 24, 2025) /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $25.1 million, or $0.35 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.2 million for the second quarter of 2025.
Q2 2025 Highlights
•Funds From Operations ("FFO") of $35.2 million, or $0.48 per diluted share
•FFO related to CRE and Corporate of $21.2 million, or $0.29 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth of 5.3%
•Leased occupancy as of June 30, 2025, was 95.8%
•Comparable blended leasing spreads for the improved portfolio were 6.8%
•Began pre-construction of two new buildings at Komohana Industrial Park that will add 105,000 sq. ft of GLA to our largest industrial asset, and pre-leased one building to a national tenant on a build-to-suit basis.
Lance Parker, president and chief executive officer, stated: "Our high-quality portfolio continues to perform well, and as a result, we are raising our guidance. I am equally pleased with the team's execution of our internal growth strategy - making meaningful progress constructing our build-to-suit warehouse on Maui and signing another build-to-suit lease on Oahu in the second quarter."
Consolidated Financial Results for Q2 2025
Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three Months Ended June 30,
	2025	2024
Net income (loss) available to A&B common shareholders	$25,128	$9,104
Diluted earnings (loss) per share available to A&B shareholders	$0.35	$0.13

(dollars in thousands, except per share data)	Three Months Ended June 30,
	2025	2024
FFO	$35,155	$20,619
FFO per diluted share	$0.48	$0.28
FFO per share related to CRE and Corporate	$0.29	$0.28

Selling, general and administrative expense	$7,014	$7,252

CRE Financial Results for Q2 2025
Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended June 30,
	2025	2024
CRE operating revenue	$50,731	$49,208
CRE operating profit	$22,205	$22,611

Same-Store NOI	$32,732	$31,088
Same-Store NOI Growth	5.3%	0.9%

CRE Operating Results for Q2 2025
•During the second quarter of 2025, the Company executed a total of 52 improved-property leases for approximately 183,800 square feet of gross leasable area or $6.1 million of annualized base rent, and two ground leases.
•Comparable leasing spreads in our improved property portfolio were 6.8% for the second quarter of 2025, which included 7.4% for retail spaces and 4.7% for industrial spaces.
•Select occupancy information is included below for each of the quarters ended June 30, 2025, March 31, 2025, and June 30, 2024.

	June 30, 2025	March 31, 2025	June 30, 2024	Change from prior quarter	Change from prior year
Leased Occupancy
Total leased occupancy	95.8%	95.4%	93.9%	40 bps	190 bps
Retail portfolio occupancy	95.4%	95.2%	92.8%	20 bps	260 bps
Industrial portfolio occupancy	98.2%	97.3%	97.1%	90 bps	110 bps
CRE Investment Activity for Q2 2025
•Pre-construction of two new buildings began at Komohana Industrial Park. The project will replace an existing 16,000-square-foot building on 5.7 acres of land with a 91,000-square-foot build-to-suit distribution center that is pre-leased to Lowe's and a 30,000-square-foot spec building that could be divided into two 15,000-square-foot-units. Construction of the two buildings is expected to be completed in the fourth quarter of 2026.
•Construction continues for the 29,550-square-foot warehouse and distribution center at Maui Business Park. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. The asset is pre-leased and is expected to be placed in service in the first quarter of 2026.
Land Operations
•Land Operations operating profit was $13.9 million for the second quarter of 2025, due primarily to the resolution of legacy obligations, income from operations at a legacy joint venture and land sale margin.
Balance Sheet, Capital Markets Activities, and Liquidity
•As of June 30, 2025, the Company had total liquidity of $307.6 million, consisting of cash on hand of $8.6 million and $299.0 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.3 times as of June 30, 2025, with TTM Consolidated Adjusted EBITDA of $135.6 million for the twelve months ended June 30, 2025.
Dividend
•The Company paid a second quarter 2025 dividend of $0.2250 per share on July 9, 2025.
•The Company's Board declared a third quarter 2025 dividend of $0.2250 per share, payable on October 7, 2025, to shareholders of record as of the close of business on September 12, 2025.

2025 Full-Year Guidance
The Company increased its outlook for 2025 as follows.

	2025 YTD Actual	Current	Previous
Net Income (Loss) available to A&B common shareholders per diluted share	$0.64	$0.91 to $0.96	$0.68 to $0.74
FFO per diluted share	$0.84	$1.35 to $1.40	$1.17 to $1.23
FFO per share related to CRE and Corporate	$0.59	$1.12 to $1.16	$1.11 to $1.16
CRE Same-Store NOI growth %	4.7%	3.4% to 3.8%	2.4% to 3.2%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, four office properties, and 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

Investor Contact:
Jordan Hino
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Segment Operating Revenue:
Commercial Real Estate[1]	$50,731	$49,215	$101,774	$98,109
Land Operations	971	1,839	3,666	14,153
Total segment operating revenue	51,702	51,054	105,440	112,262
Operating Profit (Loss):
Commercial Real Estate[1]	22,205	22,611	45,631	44,592
Land Operations[2]	13,906	168	18,756	8,099
Total operating profit (loss)	36,111	22,779	64,387	52,691
Gain (loss) on commercial real estate transactions	—	—	4,103	—
Interest expense	(5,856)	(5,929)	(11,658)	(11,439)
Corporate and other expense	(5,164)	(5,018)	(10,486)	(9,182)
Income (Loss) from Continuing Operations Before Income Taxes	25,091	11,832	46,346	32,070
Income tax benefit (expense)	60	(99)	99	(99)
Income (Loss) from Continuing Operations	25,151	11,733	46,445	31,971
Income (loss) from discontinued operations, net of income taxes	(23)	(2,625)	116	(2,881)
Net Income (Loss)	$25,128	$9,108	$46,561	$29,090

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.35	$0.16	$0.64	$0.44
Discontinued operations available to A&B shareholders	—	(0.03)	—	(0.04)
Net income (loss) available to A&B shareholders	$0.35	$0.13	$0.64	$0.40

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.35	$0.16	$0.64	$0.44
Discontinued operations available to A&B shareholders	—	(0.03)	—	(0.04)
Net income (loss) available to A&B shareholders	$0.35	$0.13	$0.64	$0.40

Weighted-Average Number of Shares Outstanding:
Basic	72,743	72,615	72,713	72,580
Diluted	72,868	72,692	72,842	72,674

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$25,151	$11,729	$46,445	$31,959
Discontinued operations available to A&B common shareholders	(23)	(2,625)	116	(2,881)
Net income (loss) available to A&B common shareholders	$25,128	$9,104	$46,561	$29,078
[1] Commercial Real Estate segment operating revenue and operating profit (loss) includes immaterial intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations.

[2] Land Operations segment operating profit (loss) includes immaterial intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations.

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands; unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Real estate investments
Real estate property	$1,682,017	$1,670,879
Accumulated depreciation	(271,006)	(255,641)
Real estate property, net	1,411,011	1,415,238
Real estate developments	41,506	46,423
Investments in sales-type leases, net of allowances (credit losses) of $18 as of June 30, 2025	9,421	—
Investments in real estate joint ventures and partnerships	5,907	5,907
Real estate intangible assets, net	28,427	31,176
Real estate investments, net	1,496,272	1,498,744
Cash and cash equivalents	8,579	33,436
Restricted cash	1,518	236
Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,727 and $1,701 as of June 30, 2025, and December 31, 2024, respectively	4,097	3,697
Goodwill	8,729	8,729
Other receivables, net of allowances (credit losses) of $2,208 and $2,393 as of June 30, 2025, and December 31, 2024, respectively	8,725	16,696
Prepaid expenses and other assets	114,453	108,894
Total assets	$1,642,373	$1,670,432

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$450,297	$474,837
Accounts payable	6,600	4,529
Accrued post-retirement benefits	7,482	7,582
Refund liability	45,300	—
Deferred revenue	10,245	72,462
Accrued and other liabilities	109,417	107,479
Total liabilities	629,341	666,889
Equity:
Total shareholders' equity	1,013,032	1,003,543
Total liabilities and equity	$1,642,373	$1,670,432

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in thousands; unaudited)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$46,561	$29,090
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	(116)	2,881
Depreciation and amortization	19,268	17,979
Provision for (reversal of) credit losses	18	—
(Gain) loss on commercial real estate transactions	(4,103)	—
(Gain) loss on disposal of assets and settlements, net	(11,756)	(2,148)
(Gain) loss on de-designated interest rate swap valuation adjustment	—	(3,675)
Share-based compensation expense	2,737	2,388
Loss (income) related to joint ventures, net of operating cash distributions	(3,614)	(934)
Changes in operating assets and liabilities:
Trade and other receivables	393	(834)
Prepaid expenses and other assets	2,629	1,299
Development/other property inventory	6,890	(675)
Accrued post-retirement benefits	(100)	(1,756)
Accounts payable	458	(983)
Refund liability	(10,000)	—
Accrued and other liabilities	(6,770)	(3,023)
Operating cash flows from continuing operations	42,495	39,609
Operating cash flows from discontinued operations	(3)	(1,244)
Net cash provided by (used in) operations	42,492	38,365
Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(8,883)	(8,011)
Proceeds from disposal of assets	3,404	41
Payments for purchases of investments in affiliates and other investments	(149)	(124)
Distributions of capital and other receipts from investments in affiliates and other investments	—	1
Investing cash flows from continuing operations	(5,628)	(8,093)
Investing cash flows from discontinued operations	—	15,000
Net cash provided by (used in) investing activities	(5,628)	6,907
Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	—	60,000
Payments of notes payable and other debt and deferred financing costs	(27,122)	(74,303)
Borrowings (payments) on line-of-credit agreement, net	1,000	20,000
Cash dividends paid	(32,941)	(32,631)
Repurchases of common stock and other payments	(1,376)	(2,332)
Financing cash flows from continuing operations	(60,439)	(29,266)
Net cash provided by (used in) financing activities	(60,439)	(29,266)

Cash, Cash Equivalents, and Restricted Cash
Net increase (decrease) in cash, cash equivalents, and restricted cash	(23,575)	16,006
Balance, beginning of period	33,672	13,753
Balance, end of period	$10,097	$29,759

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI and Same-Store NOI

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); by non-cash income related to sales-type leases; or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date.
The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

Reconciliations of CRE operating profit to CRE NOI and Same-Store NOI are as follows:

	Three Months Ended June 30,
(amounts in thousands; unaudited)	2025		2024	Change
CRE Operating Profit	$22,205		$22,611	$(406)
Depreciation and amortization	10,007		8,890	1,117
Straight-line lease adjustments	71		(712)	783
Favorable/(unfavorable) lease amortization	(47)		(100)	53
Sales-type lease adjustments	(204)	—	—	(204)
Termination fees and other	(3)		(527)	524
Interest and other income (expense), net	(23)		(40)	17
Selling, general, and administrative	1,614		1,510	104
NOI	33,620		31,632	1,988
Less: NOI from acquisitions, dispositions, and other adjustments	(888)		(544)	(344)
Same-Store NOI	$32,732		$31,088	$1,644
Same-Store NOI % change				5.3%

The forward looking guidance included in this release includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Funds From Operations and FFO Related to CRE and Corporate
FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes is useful for comparing the Company’s performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of its operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of the Company’s ability to incur and service debt, make capital expenditures and fund other needs.
FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment.

FFO and FFO related to CRE and Corporate do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and FFO related to CRE and Corporate do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and FFO related to CRE and Corporate should be considered only as supplements to net income as a measure of the Company’s performance.

The Company reconciles FFO and FFO related to CRE and Corporate to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO and FFO related to CRE and Corporate may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs

Reconciliations of net income (loss) available to A&B common shareholders to FFO are as follows (amounts in thousands):

	Three Months Ended June 30,
	2025	2024
Net Income (Loss) available to A&B common shareholders	$25,128	$9,104
Depreciation and amortization of commercial real estate properties	10,004	8,890
(Income) loss from discontinued operations, net of income taxes	23	2,625
FFO	$35,155	$20,619

Reconciliations of net income (loss) available to A&B common shareholders to FFO related to CRE and Corporate, and CRE operating profit to FFO related to CRE and Corporate, are as follows (amounts in thousands):

	Three Months Ended June 30,
	2025	2024
Net Income (Loss) available to A&B common shareholders	$25,128	$9,104
Depreciation and amortization of commercial real estate properties	10,004	8,890
(Income) loss from discontinued operations, net of income taxes	23	2,625
Land Operations Operating Profit	(13,906)	(168)
FFO related to CRE and Corporate	$21,249	$20,451

	Three Months Ended June 30,
	2025	2024
CRE Operating Profit	$22,205	$22,611
Corporate Operating Profit	(5,164)	(5,018)
CRE properties depreciation and amortization	10,004	8,890
Interest expense	(5,856)	(5,929)
Income tax benefit (expense)	60	(99)
Distributions to participating securities	—	(4)
FFO related to CRE and Corporate	$21,249	$20,451
Reconciliations of net income (loss) available to A&B common shareholders per diluted share, to the forward-looking range of FFO per diluted share, are as follows:

Reconciliations of Net Income available to A&B common shareholders to FFO and FFO related to CRE and Corporate

	Six Months Ended June 30, 2025	Full-Year 2025 Guidance - Current[1]		Full-Year 2025 Guidance - Prior
		Low	High	Low		High

Net Income (Loss) available to A&B common shareholders per diluted share	$0.64	$0.91	$0.96	$0.68		$0.74
Depreciation and amortization of commercial real estate properties	0.26	0.50	0.50	0.49		0.49
(Gain) loss on commercial real estate transactions	(0.06)	(0.06)	(0.06)	—		—
FFO per diluted share	$0.84	$1.35	$1.40	$1.17	1.17	$1.23
Less: Land Operations Operating Profit per diluted share[2]	0.25	0.23	0.24	0.06		0.07
FFO per diluted share related to CRE and Corporate	$0.59	$1.12	$1.16	$1.11		$1.16

[1] The Full-Year 2025 Guidance - Current is as of the date of this earnings release and assumes that diluted shares equal the latest year-to-date ending amount.
[2] Land Operations operating profit (loss) divided by diluted shares is equal to FFO per diluted share related to Land Operations as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

Net Debt

Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

A reconciliation of the Company's Net Debt is as follows.

	June 30,	December 31,
(amounts in thousands; unaudited)	2025	2024
Debt
Secured debt	$55,150	$54,714
Unsecured term debt	244,147	270,123
Unsecured revolving credit facility	151,000	150,000
Total debt	450,297	474,837
Net unamortized deferred financing cost / discount (premium)	312	347
Cash and cash equivalents	(8,579)	(33,436)
Net debt	$442,030	$441,748

EBITDA and Adjusted EBITDA

The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business).

As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM June 30,	TTM December 31,
(amounts in thousands, unaudited)	2025	2024
Net Income (Loss)	$78,008	$60,537
Adjustments:
Depreciation and amortization	37,601	36,312
Interest expense	23,388	23,169
Income tax expense (benefit)	(24)	174
Consolidated EBITDA	138,973	120,192
Asset impairments	256	256
(Gain) loss on commercial real estate transactions[1]	(4,103)	—
(Gain) loss on fair value adjustments related to interest rate swaps	—	(3,675)
Non-recurring financing-related charges	—	2,350
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	469	3,466
Consolidated Adjusted EBITDA	$135,595	$122,589

Discrete items impacting the respective periods - income/(loss):
Gain (loss) on disposal of assets and settlements, net	$11,756	$2,148

[1]Includes selling profits from a sales-type lease.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its remaining legacy assets, and the risk factors discussed in Part I, Item 1A of the Company's most recent Form 10-K under the heading "Risk Factors", Form 10-Q, and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.